                                                                   Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-04433 of ENVOY Corporation of our report dated April 19, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
    ---------------------
    DELOITTE & TOUCHE LLP


New York, New York
July 3, 1996